UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 30, 2012 (May 25, 2012)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 —- Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement

On May 25, 2012, Hexcel Corporation, as borrower, and its wholly-owned French subsidiary Hexcel Holdings SASU, as co-borrower, and the administrative agent and certain of the lenders under the borrowers’ senior secured credit facility amended the credit facility to increase the revolving loan commitment under the facility from $285 million to $360 million and to increase the maximum permitted amount of capital expenditures for fiscal year 2012 and thereafter.  All other material terms of the credit facility, including the collateral package, subsidiary guarantees and financial and other covenants, remain substantially unchanged.  The amendment is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Hexcel also announced that it will redeem its remaining $73.5 million 6.75% senior subordinated notes on June 25, 2012, using its revolving loan facility.

On May 29, 2012, Hexcel issued a news release announcing the call of the senior subordinated notes and the expansion of the revolving loan commitment under the credit facility.  This news release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information contained under Item 1.01 with respect to the credit agreement and related agreements.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1

Amendment No. 2 to Credit Agreement, dated as of May 25, 2012, entered into by and among Hexcel Corporation, Hexcel Holdings SASU, Bank of America, N.A., in its capacity as administrative agent for the Lenders and each of the Lenders signatory thereto.

99.2	Press release dated May 29, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 30, 2012	/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1

Amendment No. 2 to Credit Agreement, dated as of May 25, 2012, entered into by and among Hexcel Corporation, Hexcel Holdings SASU, Bank of America, N.A., in its capacity as administrative agent for the Lenders and each of the Lenders signatory thereto.

99.2	Press release dated May 29, 2012.